Exhibit 1.2

EXECUTION VERSION

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

March 19, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York, 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated March 19, 2024 (the “Agreement”), between the Company, on the one hand, and BofA Securities, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:20 p.m. (Eastern Time) on March 19, 2024 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated March 19, 2024 (including the Base Prospectus dated March 3, 2023) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
Name: Peter M. Gill
Title: Senior Vice President and Treasurer

BOFA SECURITIES, INC.

By:	/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

As Representatives of the several Underwriters

named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2034 Notes	Principal Amount of 2054 Notes	Principal Amount of 2064 Notes
BofA Securities, Inc.	$33,750,000	$27,000,000	$67,500,000	$84,375,000	$118,125,000	$74,250,000
Barclays Capital Inc.	$33,750,000	$27,000,000	$67,500,000	$84,375,000	$118,125,000	$74,250,000
J.P. Morgan Securities LLC	$33,750,000	$27,000,000	$67,500,000	$84,375,000	$118,125,000	$74,250,000
Mizuho Securities USA LLC	$33,750,000	$27,000,000	$67,500,000	$84,375,000	$118,125,000	$74,250,000
BNP Paribas Securities Corp.	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
Citigroup Global Markets Inc.	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
Deutsche Bank Securities Inc.	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
Goldman Sachs & Co. LLC	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
Morgan Stanley & Co. LLC	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
PNC Capital Markets LLC	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
RBC Capital Markets, LLC	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
TD Securities (USA) LLC	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
Truist Securities, Inc.	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
U.S. Bancorp Investments, Inc.	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
Wells Fargo Securities, LLC	$26,250,000	$21,000,000	$52,500,000	$65,625,000	$91,875,000	$57,750,000
BNY Mellon Capital Markets, LLC	$8,750,000	$7,000,000	$17,500,000	$21,875,000	$30,625,000	$19,250,000
Huntington Securities, Inc.	$8,750,000	$7,000,000	$17,500,000	$21,875,000	$30,625,000	$19,250,000
KeyBanc Capital Markets Inc.	$8,750,000	$7,000,000	$17,500,000	$21,875,000	$30,625,000	$19,250,000
Santander US Capital Markets LLC	$8,750,000	$7,000,000	$17,500,000	$21,875,000	$30,625,000	$19,250,000
Scotia Capital (USA) LLC	$8,750,000	$7,000,000	$17,500,000	$21,875,000	$30,625,000	$19,250,000
SG Americas Securities, LLC	$8,750,000	$7,000,000	$17,500,000	$21,875,000	$30,625,000	$19,250,000
SMBC Nikko Securities America, Inc.	$8,750,000	$7,000,000	$17,500,000	$21,875,000	$30,625,000	$19,250,000
Academy Securities, Inc.	$3,000,000	$2,400,000	$6,000,000	$7,500,000	$10,500,000	$6,600,000
Fifth Third Securities, Inc.	$3,000,000	$2,400,000	$6,000,000	$7,500,000	$10,500,000	$6,600,000
Regions Securities LLC	$3,000,000	$2,400,000	$6,000,000	$7,500,000	$10,500,000	$6,600,000
Samuel A. Ramirez & Company, Inc.	$3,000,000	$2,400,000	$6,000,000	$7,500,000	$10,500,000	$6,600,000
Siebert Williams Shank & Co., LLC	$3,000,000	$2,400,000	$6,000,000	$7,500,000	$10,500,000	$6,600,000

Total	$500,000,000	$400,000,000	$1,000,000,000	$1,250,000,000	$1,750,000,000	$1,100,000,000

SCHEDULE II

Title of Designated Securities:

4.600% Notes Due April 15, 2027 (the “2027 Notes”)

4.700% Notes Due April 15, 2029 (the “2029 Notes”)

4.900% Notes Due April 15, 2031 (the “2031 Notes”)

5.000% Notes Due April 15, 2034 (the “2034 Notes”)

5.375% Notes Due April 15, 2054 (the “2054 Notes”)

5.500% Notes Due April 15, 2064 (the “2064 Notes”)

Aggregate principal amount:

$500,000,000 for the 2027 Notes

$400,000,000 for the 2029 Notes

$1,000,000,000 for the 2031 Notes

$1,250,000,000 for the 2034 Notes

$1,750,000,000 for the 2054 Notes

$1,100,000,000 for the 2064 Notes

Price to Public:

2027 Notes:	99.303% of the principal amount of the 2027 Notes, plus accrued interest, if any, from March 21, 2024.

2029 Notes:	99.435% of the principal amount of the 2029 Notes, plus accrued interest, if any, from March 21, 2024.

2031 Notes:	99.301% of the principal amount of the 2031 Notes, plus accrued interest, if any, from March 21, 2024.

2034 Notes:	99.216% of the principal amount of the 2034 Notes, plus accrued interest, if any, from March 21, 2024.

2054 Notes:	99.714% of the principal amount of the 2054 Notes, plus accrued interest, if any, from March 21, 2024.

2064 Notes:	99.769% of the principal amount of the 2064 Notes, plus accrued interest, if any, from March 21, 2024.

Purchase Price by Underwriters:

2027 Notes:	99.053% of the principal amount of the 2027 Notes, plus accrued interest, if any, from March 21, 2024, if settlement occurs after that date.

2029 Notes:	99.085% of the principal amount of the 2029 Notes, plus accrued interest, if any, from March 21, 2024, if settlement occurs after that date.

2031 Notes:	98.901% of the principal amount of the 2031 Notes, plus accrued interest, if any, from March 21, 2024, if settlement occurs after that date.

2034 Notes:	98.766% of the principal amount of the 2034 Notes, plus accrued interest, if any, from March 21, 2024, if settlement occurs after that date.

2054 Notes:	98.964% of the principal amount of the 2054 Notes, plus accrued interest, if any, from March 21, 2024, if settlement occurs after that date.

2064 Notes:	98.969% of the principal amount of the 2064 Notes, plus accrued interest, if any, from March 21, 2024, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), March 21, 2024.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank Trust Company, National Association, as Trustee.

Maturity:

2027 Notes:	April 15, 2027.

2029 Notes:	April 15, 2029.

2031 Notes:	April 15, 2031.

2034 Notes:	April 15, 2034.

2054 Notes:	April 15, 2054.

2064 Notes:	April 15, 2064.

Interest Rate:

2027 Notes:	4.600%.

2029 Notes:	4.700%.

2031 Notes:	4.900%.

2034 Notes:	5.000%.

2054 Notes:	5.375%.

2064 Notes:	5.500%.

Interest Payment Dates:

2027 Notes:	April 15 and October 15, commencing October 15, 2024.

2029 Notes:	April 15 and October 15, commencing October 15, 2024.

2031 Notes:	April 15 and October 15, commencing October 15, 2024.

2034 Notes:	April 15 and October 15, commencing October 15, 2024.

2054 Notes:	April 15 and October 15, commencing October 15, 2024.

2064 Notes:	April 15 and October 15, commencing October 15, 2024.

Optional Redemption:

The 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2054 and the 2064 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities, except that the requirement to deliver an opinion of counsel to the trustee stating that after the 91st day following the deposit, the deposited funds will not be subject to the effect of any applicable bankruptcy law, will not be applicable to the Designated Securities.

Closing Date, Time and Location:

March 21, 2024, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2054 Notes and the 2064 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Facsimile: (212) 205-7812

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•

Final term sheet, dated March 19, 2024 relating to the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2054 Notes and the 2064 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-270279

March 19, 2024

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated March 19, 2024

$500,000,000 4.600% NOTES DUE April 15, 2027

$400,000,000 4.700% NOTES DUE April 15, 2029

$1,000,000,000 4.900% NOTES DUE April 15, 2031

$1,250,000,000 5.000% NOTES DUE April 15, 2034

$1,750,000,000 5.375% NOTES DUE April 15, 2054

$1,100,000,000 5.500% NOTES DUE April 15, 2064

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-270279)

Trade Date:	March 19, 2024

Settlement Date (T+2):	March 21, 2024

Maturity Date:

April 15, 2027 (the “2027 Notes”)

April 15, 2029 (the “2029 Notes”)

April 15, 2031 (the “2031 Notes”)

April 15, 2034 (the “2034 Notes”)

April 15, 2054 (the “2054 Notes”)

April 15, 2064 (the “2064 Notes”)

Principal Amount Offered:	$500,000,000 (2027 Notes) $400,000,000 (2029 Notes) $1,000,000,000 (2031 Notes) $1,250,000,000 (2034 Notes) $1,750,000,000 (2054 Notes) $1,100,000,000 (2064 Notes)

Price to Public (Issue Price):	99.303% (2027 Notes) 99.435% (2029 Notes) 99.301% (2031 Notes) 99.216% (2034 Notes) 99.714% (2054 Notes) 99.769% (2064 Notes)

Net Proceeds (Before Expenses) to Issuer:

$495,265,000 (99.053%) (2027 Notes)

$396,340,000 (99.085%) (2029 Notes)

$989,010,000 (98.901%) (2031 Notes)

$1,234,575,000 (98.766%) (2034 Notes)

$1,731,870,000 (98.964%) (2054 Notes)

$1,088,659,000 (98.969%) (2064 Notes)

Interest Rate:	4.600% (2027 Notes) 4.700% (2029 Notes) 4.900% (2031 Notes) 5.000% (2034 Notes) 5.375% (2054 Notes) 5.500% (2064 Notes)

Interest Payment Dates:

April 15 and October 15, commencing October 15, 2024 (2027 Notes)

April 15 and October 15, commencing October 15, 2024 (2029 Notes)

April 15 and October 15, commencing October 15, 2024 (2031 Notes)

April 15 and October 15, commencing October 15, 2024 (2034 Notes)

April 15 and October 15, commencing October 15, 2024 (2054 Notes)

April 15 and October 15, commencing October 15, 2024 (2064 Notes)

Regular Record Dates:

April 1 and October 1 (2027 Notes)

April 1 and October 1 (2029 Notes)

April 1 and October 1 (2031 Notes)

April 1 and October 1 (2034 Notes)

April 1 and October 1 (2054 Notes)

April 1 and October 1 (2064 Notes)

Benchmark:

T 4.250% due March 15, 2027 (2027 Notes)

T 4.250% due February 28, 2029 (2029 Notes)

T 4.250% due February 28, 2031 (2031 Notes)

T 4.000% due February 15, 2034 (2034 Notes)

T 4.750% due November 15, 2053 (2054 Notes)

T 4.750% due November 15, 2053 (2064 Notes)

Benchmark Price / Yield:	99-12 / 4.476% (2027 Notes) 99-24 / 4.306% (2029 Notes) 99-19 / 4.318% (2031 Notes) 97-19 / 4.300% (2034 Notes) 105-00+ / 4.444% (2054 Notes) 105-00+ / 4.444% (2064 Notes)

Spread to Benchmark:	+37 basis points (2027 Notes) +52 basis points (2029 Notes) +70 basis points (2031 Notes) +80 basis points (2034 Notes) +95 basis points (2054 Notes) +107 basis points (2064 Notes)

Re-offer Yield:	4.846% (2027 Notes) 4.826% (2029 Notes) 5.018% (2031 Notes) 5.100% (2034 Notes) 5.394% (2054 Notes) 5.514% (2064 Notes)

Optional Redemption Provisions:

Prior to March 15, 2027 (one month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points; par call on or after March 15, 2027 (2027 Notes).

Prior to March 15, 2029 (one month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points; par call on or after March 15, 2029 (2029 Notes).

Prior to February 15, 2031 (two months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after February 15, 2031 (2031 Notes).

Prior to January 15, 2034 (three months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after January 15, 2034 (2034 Notes).

Prior to October 15, 2053 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after October 15, 2053 (2054 Notes).

Prior to October 15, 2063 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after October 15, 2063 (2064 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

CUSIP / ISIN:

91324P EY4 / US91324PEY43 (2027 Notes)

91324P EZ1 / US91324PEZ18 (2029 Notes)

91324P FA5 / US91324PFA57 (2031 Notes)

91324P FB3 / US91324PFB31 (2034 Notes)

91324P FC1 / US91324PFC14 (2054 Notes)

91324P FD9 / US91324PFD96 (2064 Notes)

Joint Book-Running Managers:	BofA Securities, Inc. Barclays Capital Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Senior Co-Managers:

BNY Mellon Capital Markets, LLC

Huntington Securities, Inc.

KeyBanc Capital Markets Inc.

Santander US Capital Markets LLC

Scotia Capital (USA) LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Co-Managers:	Academy Securities, Inc. Fifth Third Securities, Inc. Regions Securities LLC Samuel A. Ramirez & Company, Inc. Siebert Williams Shank & Co., LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-603-5847, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Mizuho Securities USA LLC toll-free at 1-866-271-7403.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.